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                                                                    EXHIBIT 10.9


                                    PREAMBLE

This Agreement is made and entered into on the eighth day of July 1997 by and between Bowen Tools, with its principal office and place of business in Houston, Harris County, Texas ("Bowen") and the General Drivers, Warehousemen, Helpers, Production Maintenance and Service Employees, Local Union No. 968 ("Union"). All personal pronouns used in this Agreement shall include the other genders whether in the masculine or in the feminine or the neuter gender, and visa versa whenever and as often as may be appropriate.


                            ARTICLE I - RECOGNITION

Bowen recognizes the Union as the sole collective bargaining agent in respect to wages, hours and working conditions for the production and maintenance employees certified as the collective bargaining unit by the National Labor Relations Board in Case NO. 23-RC 5279.

Excluded are all office clerical, professional and technical employees, guards, watchmen and supervisors as defined in the National Labor Relations Act and any and all other employees who do not fall specifically within the foregoing description.

                         ARTICLE II - MANAGEMENT RIGHTS

2.1 Bowen retains and shall have the exclusive right to manage each and every aspect of its business and plants and to decide in each and every question pertaining to the operation of its business and plants, including, by way of illustration and not by way of limitation, the location of plants,
          the operation of business and plants,
          number of employees,
          production schedules,
          processes and materials used in production, introduction of improved methods, facilities and equipment, subcontracting any part of Bowen's business by reason of economic feasibility, for meeting delivery dates, and for lack of in-house equipment capabilities, changing of existing facilities,
          directing the working force including the right to plan, direct and control operations,
          to hire, promote, suspend, or discharge for cause, or during the probationary period, without cause,
          or to relieve employees from duty because lack of work or for other legitimate reasons.

Bowen also reserves the right to do and perform work with employees, supervisors, and management personnel from this and other company locations when bargaining unit personnel are unavailable for such work.



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Although not subject to grievance and arbitration, subcontracting is subject to regulations of the National Labor Relations Act with which Bowen agrees to comply. In addition, Bowen agrees to subcontract no work to an outside manufacturer who is also an active employee of Bowen.

2.2 The Union recognizes the right of Bowen to make and enforce reasonable rules and regulations, and that violation thereof may be just cause for discipline or discharge of employees. The only question which may be the subject of a grievance is whether or not the disciplined employee did or did not engage in the specific conduct which resulted in the disciplinary action.

2.3 Except as expressly provided by specific articles of this Agreement, the exercise by Bowen of one of its exclusive rights recognized in this Article shall not be subject to arbitration. This article does not foreclose on the union's right to grieve and/or arbitrate the alleged violations of other articles of this Agreement which are not specifically precluded from arbitration.

                          ARTICLE III - DISCRIMINATION

3.1 Bowen will not interfere with, restrain or coerce the employees covered by this Agreement because of membership in, or activity on behalf of, the Union. Bowen will not discriminate in respect to hire, tenure of employment or any term or condition of employment against any employee covered by this Agreement because of membership in, or activity on behalf of, the Union, nor will it discourage or attempt to discourage membership in the union or attempt to encourage membership in another union.

3.2 The Union recognizes Section 14B of the Taft Hartley Act which, in brief, states that union membership is not mandatory in order to secure or hold employment. Union further agrees it will not coerce, discriminate against, intimidate or threaten employees because of non-membership in the Union.

3.3 The provisions of the Agreement shall apply to all employees covered by this Agreement, without discrimination on account of race, color, national origin, age, sex, creed, veteran's or disability status.

                        ARTICLE IV - GRIEVANCE PROCEDURE

4.1 It is the mutual intent and desire of the Union and the Company that employees make an effort to settle their problems or grievances with their supervisor prior to resorting to the Grievance Procedure, and not pursue frivolous grievances.

4.2 The term "grievance" shall mean any dispute over the violation of any express provision of this Agreement. Grievance and arbitration shall not extend to implied terms of the contract or to any other dispute that is not controlled by a clear provision of this Agreement.

4.3 The presentation of a grievance by an employee whether individually or through his steward or chief steward must be made to the appropriate supervisory employee involved not later than five



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(5) working days after the occurrence of the event which causes the individual or individuals to feel aggrieved.

4.4  Procedure for handling grievances shall be as follows:

          (Step 1) The grievance shall be submitted preferably by the employee to his Plant Superintendent/Department Manager, but may, at the employee's option, be submitted by the employee and his steward to said Plant Superintendent/Department Manager who shall render a decision within five (5) working days. If the employee still feels aggrieved, he may pursue his grievance to Step 2 provided he does so within five (5) days of the date of the answer of his Plant Superintendent/Department Manager.

          (Step 2) If the grievance is not satisfactorily settled by the employee's plant superintendent/department manager, the employee and his steward may appeal in writing to the vice president of manufacturing for manufacturing employees, to the director of manufacturing for production receiving and tool room employees, to the warehouse/shipping manager for warehouse/shipping employees, and to the product assurance director for quality control and receiving employees.

          The aforementioned shall have a conference with the employee, and the steward and shall render a decision in writing within five days after receipt of the grievance. If the employee still feels aggrieved, he may pursue his grievance to Step 3 provided he does so within five (5) days of the date of the answer of the aforementioned.

          (Step 3) If the grievance is not satisfactorily settled by the vice president of manufacturing for manufacturing employees, the director for production receiving and tool room employees, the warehouse/shipping manager for warehouse/shipping employees, or the product assurance director for quality control and receiving employees, the chief steward may appeal to the appropriate senior vice president in writing. The senior vice president shall have a conference with the employee, the chief steward and the steward who filed the grievance (if not the chief steward) and shall render a decision within ten (10) days after receipt of the grievance. If the employee still feels aggrieved, he may pursue his grievance to Step
          4 provided he does so within seven (7) days of the date of the answer of his senior vice president's written reply.

          (Step 4) If the grievance is not satisfactorily adjusted, the employee may, through his union representative, appeal to the director of human resources of Bowen in writing, who shall render a decision in writing within ten (10) days after hearing the grievance.

4.5 Time limits shall disregard Saturdays, Sundays and the recognized holidays; provided, however, that such time limits may be extended at any step by negotiation between Bowen and the Union.

4.6 General grievances or disputes affecting the employees in the unit as a whole, and discharge grievances may be initiated by the chief steward directly at Step 2.




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4.7  While a grievance is being processed and until a final decision has been arrived at, the conditions and relationships existing prior to the grievance shall remain unchanged.

4.8 When a grievant fails to appear at any scheduled hearing, the Union may drop the grievance or it may be heard in his/her absence.

4.9 The Company agrees to post on bulletin boards in conspicuous places the misconduct which will result in suspension and/or termination of employment. Changes in the definition of such misconduct will also be so posted in a timely manner to apprise employees prior to the effective date of such change. A copy of all such postings will be furnished to the chief steward.

Grievances regarding changes in work rules implemented after the effective date of this Agreement shall be adjusted in accordance with the grievance provision of this agreement beginning at Step 2 within five (5) days of such posting.

Violation of state of federal law or heinous offenses will not be subject to the company's posting agreement and the only grievance regarding same shall be whether or not the disciplined employee did or did not engage in the specific conduct which resulted in the disciplinary action. The Company will apply these rules in an even handed manner.

The only question which may be the subject of a grievance involving suspension or discharge of employees whose misconduct is the violation of a company rule where the penalty of discharge has been previously specified and announced as "grounds for discharge" or whose misconduct involves the violation of state or federal law or heinous offenses is whether or not the disciplined employee did or did not engage in the specific conduct which resulted in the disciplinary action.


                       ARTICLE V - ARBITRATION PROCEDURE

5.1 It the grievance is not satisfactorily settled by the Director of Human Resources' answer, the Union may within twenty days refer the grievance to be heard by a representative of the company and a representative of the union, who will listen to the positions of both the company and the union to attempt resolution.

The representative for the company will be named by the Director of Human Resources and may be any employee who is not a party in the grievance and/or who has not participated in one of the first three steps of the grievance procedure. The representative for the union will be named by the business representative of the union and may be any representative of Local 968 who is not a party in the grievance.

If no agreement is reached by the two representatives, then and only then, may the union refer the grievance to arbitration. Referral of a grievance by the union to arbitration must be made within twenty (20) days of the failure of the representatives of the company and the union to resolve the grievance.


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5.2     Selection of the Arbitrator

The Union will request the Federal Mediation and Conciliation Service (FMCS) to submit a list of seven (7) arbitrators to the parties. Should the parties be unable to agree on an arbitrator from this panel, they shall request a second panel and failing mutual agreement shall alternately strike a name. The remaining name will be the arbitrator. The same arbitrator shall not hear more than one (1) grievance unless there is mutual agreement between the parties.

5.3 The Union shall have the authority to withdraw, dismiss or settle any grievance prior to the decision or award of the arbitration.

        (A.)    The Arbitrator's decision shall be presented in writing and shall be conclusive, final and binding on both parties, if, but only if, the decision and award (1) are based upon the violation of an express term of this Agreement set forth in the decision and (2) make no award of money cost or expense against Bowen in the form of backpay or otherwise, in excess of $6,000, but any such money damage or backpay obligation in excess of $6,000 of Bowen may be determined by a Texas court of competent jurisdiction.

        (B.)    The Arbitrator shall not be empowered to add to, modify, amend, or otherwise change any provisions of this Agreement.

        (C.)   In grievances involving discipline or discharge, the Arbitrator shall not modify the disciplinary action taken by Bowen if the Arbitrator finds that the disciplined employee engaged in the specific conduct which resulted in the disciplinary action or discharge.

        (D.)    Each party shall bear its own expenses with respect to the preparation and presentation of the matter to the arbitrator, but the cost or expense of the arbitrator and conference room shall be borne equally by the Employer and the Union.

                             ARTICLE VI - SENIORITY

6.1 Each new employee's name shall be placed at the bottom of a seniority list after the first 90 days of satisfactory full-time employment within the bargaining unit. In cases where an additional thirty (30) days evaluation may be needed to determine whether performance is satisfactory, it is agreed that the probationary period may be extended from ninety (90) to one-hundred-twenty
(120) days. The company agrees to provide written notice of the extension to the employee and the chief steward of his designee prior to the completion of the 90th day of employment.

Employees will have no seniority until they have completed ninety (90) [or one-hundred-twenty (120) as specified above] calendar days of unbroken service in the bargaining unit; however, after the completion of this time, their seniority shall be their original starting date in the bargaining unit.

It is understood and agreed that said employees shall be entitled to the job bidding rights outlined in 6.4 below after six (6) months full-time employment. Bowen shall have the right to terminate any



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employee for any reason whatsoever, with or without cause, within the ninety
(90) or one-hundred-twenty (120) day probationary period above. It is understood and agreed that it is not Bowen's intent to use the terms and conditions of this paragraph to discriminate against Union membershitp.

6.2 Seniority shall consist of all unbroken service in the bargaining unit covered by this Agreement except as specifically stated above. Breaks in service shall be as follows:

        (A.)  If the employee quits or is discharged;

        (B.) If the employee fails to return from layoff within three (3) working days after being notified by certified mail to his last known address. The "recall" return may be extended with the mutual agreement of management and the union, but shall not exceed ten working days;

        (C.) If the employee has less than one (1) year of seniority and is laid off, loss of seniority will occur after six (6) months;

        If the employee has one or more years seniority and is laid off, loss of seniority will occur after eighteen (18) months;

        (D.)  If the employee retires;

        (E.) If the employee is promoted outside of the bargaining unit for a period exceeding six (6) months;

        (F.) If the employee fails to report for work upon the completion of any authorized leave of absence unless prior approval to extend the leave has been granted by the mangement;

        (G.) If an employee on a "Leave of Absence" accepts a job with another employer;

        (H.) If an employee with less than one (1) year of seniority is disabled more than six consecutive months due to occupational illness/injury or due to personal illness/injury;

        If an employee with one (1) or more uears of seniority is disabled more than eighteen consecutive months due to occupational illness/injury or due to personal illness/injury.

6.3 Senority and the ability to perform the work of a job classification shall be the determining factors in cases of decreases in force, layoff and recall. Management and the Shop Committee shall confer on disputed decisions, but in the event of a continued disagreement, management shall have the right to make the job assignment with the approval of the Senior Vice President. The Union shall have the right of redress through the grievance procedure.

6.4 In all cases of promotions, shift preference when a vacancy exists, increases in force and transfers, seniority shall prevail unless there is a marked difference in ability. From a review of

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available production records, available quality records, jobs will be awarded under the direction of the Director of Human Resources. A copy of all job postings shall be furnished to the chief steward. Management and the chief stewards shall confer on disputed decisions, but in the event of a continued disagreement, mangement shall have the right to make the job assignment. The Union shall have the right of redress through the grievance procedure.

                (A.) All job vacancies shall be posted for three (3) working days provided however, management shall have the right to immediately fill such opening on a temporary basis for not more than sixty (60) days. Such temporary assignment shalll not be used as qualifying time on job bids. A copy of job vacancy postings shall be furnished to the chief steward. Management reserves the right to reassign any employee to another machine due to work load(s) or due to disabled machines, and this temporary assignment is not subject to the sixty (60) day limitation.

                        (1) Job vacancies shall be filled through the provisions of this Article whenever feasible in accordance with the provisions of Section 6.4;

                        (2) In the filling of job vacancies on a shift in any classification, first consideration will be given the employees assigned to comparable machine in the off shifts on a seniority basis;

                        (3) Second consideration will be given to employees in higher job classifications within the bargaining unit;

                        (4) Next consideration will be given the employees in the same pay grade;

                        (5) Employees in the next lower classification shall be given fourth consideration;

                        (6)  If the opening is not filled by hire within sixty
                        (60) days of the original bid, it shall be reposted for bid;

                        (7) Within a maximum period of ninety (90) days or one-hundred-twenty (120) days, any employee not able to produce work of an acceptable quality and quantity in a new job assignment will be returned to his previous classification and rate of pay plus any progression increase he would have received under Article 23.3 In the event his previous job assignment has been filled, the employee will be assigned to any job assignment open within his classification. If there is no job assignment open within his classification, he will be offered any available job for which he is qualified which is open at the rate of pay applicable for the available job, or he will be placed on layoff status;

                        (8) Any vacancy created by an employee returning to his previous classification provided in (7) above will not be reposted if there were other

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                        eligible bidders on the original bid to fill the job.
                        Consideration will be given to other bidders from the original bid in accordance with (2) through (6) above;

                        (9) Except in instances where an employee bids from a higher to a lower classification, any employee who satisfactorily fills any job vacancy through the provisions of this Article must remain in the new job for a period of not less than six (6) months from the date the job was awarded except as provided in (7) above or in any job assignment made by Bowen in the exercise of any of its management rights or as outlined below:

                        Manual machinists, welders and inspectors will be restricted from bidding for twelve (12) months. CNC/NC machinists will be restricted from bidding for twelve
                        (12) months. Cellular machinists will be restricted from bidding for eighteen (18) months.

                        The 6/12/18-month bidding restrictions will not apply to new machines, development of additional cells, or when the employee's same assigned machine or work center becomes available on the off shift(s).

                        It is also agreed that any employee demoted to a lower classification as a result of workforce reductions and/or recall will be eligible to bid on the machine from which he was laid off whenever that specific machine becomes available regardless of time spent within the lower classification;

                        (10) Employees whose pay rates are greater than $.50 less than the minimum of the classification bid will be given consideration only if those bidders within $.50 of the top of the next lower classification are not acceptable candidates. Any candidate promoted to fill a vacancy lower than his classification prior to a workforce reduction will be paid the maximum rather than the minimum of the intermediate classification;

                        (11) Pay for jobs awarded under the provisions of this Article will commence after the completion of an orientation period not to exceed one week maximum. Physical reassignment to the job awarded will occur no later than 30 days of the date of the job award except with the approval of the employee and the Union, and pay for the new job will commence not more than thirty five (35) days of the date of the job award;

                        (12) In all cases of workforce reductions, when a marked difference in ability exists, demotions from higher job classifications to lower job classifications within the same department or in any other department(s) where the employee has established seniority will be implemented by the senior vice president(s) based on the seniority and ability of affected employees.



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                (B.) Eligibility of Bidders and Order of Consideration

                        (1) Employees demoted from a job classification as a result of a reduction in force and on which they established job classification seniority shall have prior rights to return to a job classification on which they have established seniority before other eligible bidders are considered.

                        (2) Employees on layoff status who have worked and established seniority in a job classification in which a vacancy is bulletined shall be deemed to have bid for such a vacancy and shall be considered for recall to such vacancy.

6.5 Bowen shall notify such layoff employee by certified mail to his last known post office address on file with Bowen to report to work. The employee shall within (3) work days respond to such call except as provided in Article 6.2, Paragraph B, above. The chief stewards and the business manager of the Union will receive copies of said letter of notification.

6.6 A complete seniority list of all regular full-time employees listing dates of seniority shall be posted by Bowen three (3) times a year and any protest by any employee must be made within thirty (30) days after the date of each such posting. Seniority of employees with the same starting date will be determined by alphabetical order. Bowen agrees to furnish the chairman of the shop committee and the business manager with copies of each such seniority list.

                      ARTICLE VII - ASSIGNMENT OF OVERTIME

7.1 With due regard for the qualifications of employees and the nature of work to be done, the supervisors designated by Bowen will make every reasonable effort to assign overtime work equally among all regular, full-time employees in each department by shift and job classification. The company agrees to uniformly administer and maintain records of the accumulation of overtime hours for bargaining unit employees, and further agrees to make said records available for review by the union by appointment. Copies of the overtime report will be furnished to appropriate chief stewards monthly. Records maintenance will not be subject to grievance and arbitration.

Should any dispute arise over assignment of overtime work, such dispute shall be subject to the grievance procedure at Step 3.

In no event shall the Company be obligated to pay a monetary penalty under the terms of this provision.

7.2 Employees who work in excess of their scheduled hours on any day and/or week shall not be laid off during their respective regular scheduled working hours as a result of having worked overtime.





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7.3  Employees shall have the right to refuse overtime, but this refusal will be charged as hours worked in the distribution of future overtime, except as provided in Paragraph 7.5 below.

7.4 The company will post the overtime records of each department in the department for review by employees at a time which does not interfere with their work schedules.

7.5 Except in emergency situations, Bowen will notify an employee of any overtime the shift before overtime is to be worked or the refusal will not be charged as overtime hours worked.

                           ARTICLE VIII - REPORT PAY

8.1 In the event an employee reports to work on his regular shift of scheduled overtime without having been previously notified not to report, he shall be given four (4) hours work within his classification or, if necessary, in a lower classification at his regular rate of pay. If no work is available, the employee shall receive four (4) hours pay including all premiums.

8.2 An employee shall be deemed as requested to report on his regular shift unless notified by an authorized employer representative to the contrary at least three (3) hours before the schedule work time.

8.3 The report pay provisions provided above in Paragraphs 8.1 and 8.2 shall not apply in the event Bowen is unable to notify the employee by reason of any cause beyond the reasonable control of Bowen or in the event of plant closings because of inclement weather. Plant closings because of inclement weather will be announced through the KPRC radio/televisions network and will provide whatever advance notice is possible through broadcasting.

                           ARTICLE IX - CALL IN PLAY

9.1 Any employee who has left Bowen's premises and who is called back to work after the termination of his regular shift or prior to his regular shift shall receive either four (4) hours work or four (4) hours pay at the overtime rate; provided, however, that call in provisions in this section shall not apply when an employee is called in early and works into his regular shift.

9.2 An employee shall not be required to stand by without pay for a call back to work after the termination of his regular shift; provided however, that the terms and conditions of this Article shall not apply to field service personnel off the premises during an emergency and it is understood and agreed that such personnel shall be compensated in accordance with past practices.

                           ARTICLE X - HOURS OF WORK

10.1 A standard work week begins at the start of the day shift on Monday. A standard week's work is defined as not more than forty (40) hours in any one week. Premium pay shall be paid for at the following rates:



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10.2    Time and One-Half will be paid for:

        (A.)    All hours worked over eight (8) in one day, except in cases where a compressed work week in implemented to comply with Employer Trip Reduction regulations. Hours worked in excess of those required by any Employer Trip Reduction regulations will be compensated at time-and-one half.

        (B.)    All hours worked in excess of forty (40) hours (for which
        overtime has not been previously paid) in and one week.

        (C.)    All hours worked on Saturday provided 32 straight-time hours have been accumulated in the first five days of the week and any time off is excused. The 32 straight-time-hour accumulation may consist of hours worked, vacation days, holidays, jury-duty days, funeral-pay days or any 32 straight-time-hour combination thereof.

10.3    Double Time will be paid for:

        (A.)    All hours worked on Sunday in a department which normally does not work on Sunday. In departments which must normally operate on Sunday, double time will be paid only on the seventy (7) consecutive shift of work in one week.

        (B.)    All hours worked on the seventh consecutive shift of work in one week.

10.4    Holiday Pay will be paid for:

In addition to the holiday pay specified in Article XVI below, an employee who works on a recognized holiday shall be paid time and one half his straight-time pay rate for all hours worked on the holiday.

10.5    All premium pay shall be calculate for actual time worked.

ATTENDANCE RECORD AND LUNCH PERIOD

All employees will punch a time clock in their respective work area or as designated by their supervisor upon reporting to work at Bowen's premises and shall punch out upon completing work. In addition, employees will be required to punch a time clock documenting the completion of work step processes. A lunch period of thirty (30) minutes shall be allowed each employee during his period of duty. This lunch period when assigned shall not be paid for by Bowen.

Employees leaving the Company premises for lunch shall be required to punch the clock before leaving and again upon their return. Failure to comply with required time clock procedures will result in disciplinary action and/or termination of employment.


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ARTICLE XII-ABSENTEEISM AND TARDINESS

        In all cases where an employee is unable to report to work at his scheduled starting time, for any reason, he shall notify his supervisor no later than three (3) hours after such scheduled starting time.

Absenteeism and tardiness are grounds for disciplinary action including discharge. Any employee who is absent for three (3) consecutive work days without notifying his supervisor will be terminated on the basis that he resigned. Such employee shall be notified by certified letter to his last known address; also advising him of his appeal his termination if he has a reasonable explanation for lack of such notice.

ABSENCE OCCURRENCE

        (A.)    Absence -- If an employee is absent for more than three hours on a working day, he will be charged with one (1) absence occurrence. If this one occurrence is for five (5) consecutive day, a statement from the doctor will be required. If no doctor's statement is furnished, the fifth day and each succeeding day will be counted as additional absence occurrences. If this one occurrence is for eight (8) consecutive days, a disability leave of absence must be arranged. The maximum credit loss for one (1) day is one (1) credit. For absences due to disability, when a physician has certified inability to work, a release to return to work from a physician must be presented before the employee returns to work.

        (B.)    Tardy or Leave Early -- If an employee is tardy or leaves early from his regularly schedule shift, he will be charged with one-half (1/2) absence occurrence, with the following exception: two clock-in times per calendar month which coincide with shift beginning time will not be charged tardy.

        (C.)    Exceptions (Definitions as described in Policy and Procedure
        Manual) Unpaid leaves of absence shall be granted in cases of personal and family illness upon request. Fraud in applying for leaves of absence or acceptance of other employment shall result in immediate discharge.

                  (1)     Vacation with supervisor's prior approval
                  (2)     Holiday
                  (3)     Jury Duty/Witness Duty
                  (4)     Military Leave
                  (5) Leave of Absence Other than Family and Medical Leave(s) of Absence -- Provided the employee has requested and been granted a leave of absence at least eight (8) hours prior to the commencement of his scheduled work shift. Family and Medical Leave(s) of Absence will be subject to the provisions and regulations of the Family and Medical Leave Act of 1993 and will be administered as provided in the text of same.
                  (6) Official Union business of Union official or plant steward -- approval in advance -- not to exceed ten
                          (10) working days in one calendar year.


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        (7)     Death in the employee's immediate family (not to exceed three
                [3] days).
        (8)     Occupational injury of occupational illness.
        (9)     Hospital confinement of an employee
        (10)    Disciplinary Action
        (11) Overtime Refusal (non-scheduled or Saturday which was declined when offered)
        (12) Personal Illness - Provided a written certificate from a competent medical doctor verifying personal illness is presented. Only those dates specifically listed by the doctor will be excused.
        (13) Absence when the vicinity of the employee's residence is declared by the state to be a disaster area or when satisfactory evidence is presented by the employee in a timely manner which substantiates inability to report to work due to inclement weather.
        (14) Absence due to incarceration resulting from wrongful arrest, provided a written statement from a law enforcement representative is presented.
        (15) Absence to attend the funeral of an employee within the same department provided verification of funeral attended is presented (not to exceed three[3] hours absence.)

An employee must have properly reported his absence through the existing call-in procedure and must submit satisfactory evidence to his supervisor on the first day he returns to work or by the close of his scheduled shift on the following day that one of these fifteen exceptions applies. If he does not, the absence will be considered an absence occurrence or occurrences.

EXISTING CALL-IN PROCEDURES

An employee must continue to call prior to or within three (3) hours after the beginning of his shift. The employee, or an adult member of his family if the employee is physically unable to do so must contact Bowen's attendance reporting division at (713) 868-8863 who will notify his supervisor or foreman as in the past.

EARNED CREDITS

        (A) An employee may earn credits toward absence occurrences through perfect attendance. For each two (2) weeks of perfect attendance (i.e., no absences, tardiness or leave early), an employee will be given one (1) credit which can be accumulated in advance or applied against prior absences occurrences. The two week period during which an employee may gain a credit need not be consecutive provided they are in the same calendar month. The accumulation of credits shall be limited to a maximum of six
                (6) at any one time.

        (B) For each complete scheduled shift worked on Saturday, or Saturday shifts of six hours or more (whichever is less), an employee will receive an additional one-half (1/2) credit if he has worked at least six (6) hours on the scheduled work day both preceding and following the Saturday shift. In departments which must operate seven (7) days a week, this one-half (1/2) accumulation will be accrued on the sixth consecutive work shift in any week rather than on Saturday.

        (C) For each complete scheduled shift worked on Sunday, or Sunday shifts of six hours or more (whichever is less), an employee will receive an additional one-half (1/2) credit if he has worked at least six (6) hours on the scheduled work days both preceding and following the Sunday shift. In departments which must operate seven (7) days a week, this one-half (1/2) accumulation will be accrued on the seventh consecutive work shift in any week rather than on Sunday.

PROCEDURE

As an employee's sum of points in excess of earned credits for absence occurrences, tardiness or leave early reaches the following levels, action will be taken as described.

        (A) Zero - a written performance rating advising 0 status;
        (B) Two - a written performance rating;
        (C) Three - a written performance rating with a five day probated working discipline;
        (D) Four - a written performance rating advising the employee that one additional point will necessitate the termination of his employment;
        (E) Five - his employment shall be terminated.

Any employee not present at work to receive notification described above will receive the applicable performance rating or performance ratings or termination of employment upon his return to work.

Except for leaves of absence for personal disability, hospital confinement and light duty assignments, the employment of any employee whose attendance standing remains at any negative level more than ninety (90) consecutive calendar days will be terminated.

The duration of leaves of absence during a ninety (90) day period in which one's attendance standing remains at any negative level will be added to the ninety (90) day period for the time frame during which employment will be terminated for negative attendance standings.

EXCESSIVE ABSENTEEISM

Employees whose records indicate excessive absence not covered by the program will be subject to disciplinary action including termination.

In addition, in any consecutive three (3) calendar month period, any employee not on a leave of absence whose absentee rate is greater than 24 hours absence in each of the three (3) months covered, will be placed on thirty (30) days written notice (with a copy to the Union steward) within five (5) days of the end of the third month .. or within five (5) days of the end of the period when 24 hours absence is accumulated .. that the continued unimproved attendance will compel termination.

Within thirty (30) days, if the absentee rate is not less than 12 hours, employment will terminated. The computation of absentee rate shall not include vacation, holiday, jury duty, official union business, death in employee's immediate family (not to exceed three [3] days), occupational injury or occupational illness, disciplinary action or overtime refusal (non-scheduled or Saturday which was declined when offered).

12.2 Except as otherwise specified herein, only time actually worked shall be compensated.

ATTENDANCE INCENTIVE PROGRAM

For each three months perfect attendance which includes a scheduled shift not to exceed nine hours and six hours on alternate Saturdays as scheduled or two Saturdays per month, an employee will accrue one day of sick leave which may be carried over from one year to the next, but an employee may not take more than four in any one calendar year. One day of sick leave equals (8) hours straight-time pay.

Perfect attendance includes the following: two clock-in times per calendar month which coincide with shift beginning, vacation, holiday, jury duty, official union business of union steward, death in employee's immediate family not to exceed three days, and attendance incentive day.

The three months perfect attendance need not be consecutive months.

Pay for unused attendance incentive days will be paid on any payday between December 15 and December 31 at the employee's written request.

                       ARTICLE XIII-SAFETY AND SANITATION

13.1 Bowen and the Union agree to establish a Safety Committee consisting of members of bargaining unit and Bowen representatives.

13.2 Bowen shall maintain an emergency first aid station to care for its employees in case of injury.

13.3 Bowen shall notify the Safety Committee of all accidents which occur in the plant within a reasonable time.

13.4 Bowen shall furnish and maintain safe and healthful sanitary conditions, including washing facilities and toilets. The company will continue to provide existing locker facilities which are located in shop restrooms. As locker vacancies become available through attrition, they will be reassigned on the basis of seniority.

13.5 No employee shall be required to perform repair work on or about moving or operating machines while in motion or in operation, nor shall any employee be required to work in areas of a plant or shop where conditions exist that are detrimental to health, until such conditions have been removed or remedied.

13.6 There shall be at least one person on each shift trained in first aid and certified.

13.7 Bowen shall from time to time post rules for sanitary maintenance and for safety practices and from time to time revise such rules. All employees shall adhere strictly to such rules and failure or refusal to obey such rules shall be cause for discharge or other appropriate disciplinary action.

13.8 Bowen shall provide all OSHA and/or company required safety equipment except safety shoes and prescription safety glasses. The cost of company issued safety glasses will be paid toward the cost of prescription safety glasses when proof of purchase of prescription safety glasses is presented, but not more often than twice during the life of the contract.

13.9 A log shall be maintained recording all injuries reported whether casual or serious. Such log shall be available for inspection at any reasonable time by a member of the shop committee who has the permission of the injured employee. Forms available in each department will be used by employees to report accidents. Except for emergency treatment serious enough to warrant immediate treatment, no medical treatment will be rendered prior to an employees completion of the "short form" for accident reporting.

13.10 Any employee whose light duty assignment resulting from occupational illness/injury extends beyond thirteen (13) weeks will receive the pay of the classification in which he is working.

                        ARTICLE XIV-STRIKE AND LOCKOUT

14.1 The Union agrees that during the term of this Agreement neither the Union, its officers or representatives nor the Company's bargaining employees will call, sanction or engage in any strike, slowdown, stoppage of work or suspension of work whatsoever. The Union further agrees that all disputes will be settled under the grievance procedure of this contract or by a court of competent jurisdiction as provided above in Article V, Section A. Any bargaining unit employee who violates the foregoing shall be subject to disciplinary action, including discharge, as may be deemed appropriate by the Company. The only question which may be the subject of a grievance is whether or not the disciplined or discharged employee or employees did or did not actually participate in a strike, slowdown, stoppage of work or suspension of work.

14.2 The Company shall have the additional right in the event of violation of this Section to take such disciplinary or discharge action against any and/or all the participants.

14.3 Bowen agrees that during the terms of this Agreement there shall be no lockout of employees.

                             ARTICLE XV-VACATION

15.1 Vacation eligibility shall be based on the employee's anniversary date which for purposes of this Agreement shall be defined as the date of the employee's employment by Bowen.

15.2 All vacation earned must be taken in the year in which they are earned. If scheduled work requirements permit, and employee may split his vacation into segments agreed upon by both employee and his supervisor. Final decision in determining if work requirements permit will be supervisor's judgement. Choice of available vacation dates will be granted on the basis of seniority except that Bowen reserves the right to grant or reschedule vacation of any employees to least affect Bowen's operation.

15.3 Vacations with pay will be granted upon the following terms and conditions:

        (1) All employees who have completed twelve (12) months continuous service for Bowen and who have worked eighteen hundred (1800) straight-time hours in the preceding year shall be granted five (5) days vacation with pay;

        (2) All employees who have completed twenty four (24) months continuous service for Bowen and who have worked eighteen hundred
        (1800) straight-time hours in the preceding year shall be granted (10) days vacation with pay;

        (3) All employees who have completed seven (7) years continuous service for Bowen and who have worked eighteen hundred (1800) straight-time hours in the preceding year shall be granted fifteen (15) days vacation with pay;

        (4) All employees who have completed twenty (20) years continuous service for Bowen and who have worked eighteen hundred (1800) straight-time hours in the preceding year shall be granted twenty (20) days vacation with pay;

        (5) The eighteen hundred (1800) straight-time hour requirement for full vacation may consist of hours worked, vacation days, holidays, jury duty days, funeral-pay days of any combination thereof;

        (6) In the specific instance where an employee qualifies for four hundred eighty (480) hours of leave under the Family and Medical Leave Act, the minimum straight time hour requirement will be reduced to a sixteen hundred (1600) straight time hour requirement for earning a full vacation. This reduction applies solely and specifically to absence(s) provided in the Family and Medical Leave Act.

        (7) Vacation pay shall be forty (40) straight-time hours for five (5) days, eighty (80) straight-time hours for 10 (10) days, one-hundred-twenty (120) straight-time hours for fifteen (15) days vacation, and one-hundred-sixty (160) straight-time hours for twenty
        (20) days vacation.

        (8) If for any reason other than paid vacation, holidays, jury-duty days or funeral-pay days, less than the minimum eighteen hundred (1800) straight-time hours (or sixteen hundred [1600] straight-time hours with FLMA) required for full vacation eligibility are worked, the amount of vacation pay due will be pro-rated based on the number of straight-time hours worked, the minimum straight-time hour requirement and the seniority eligibility, i.e., forty (40), eighty (80), on hundred twenty (120), or one hundred sixty (160) hours.

15.4 In the event an employee covered by this Agreement voluntarily severs his connection with Bowen, retires or enters military service, any vacation credit accrued shall be paid to him. In the event of death of an employee covered by this Agreement, any vacation credit accrued shall be paid to the legally recognized representative of the estate of the deceased.

                             ARTICLE XVI - HOLIDAYS

16.1    The following days shall be recognized as holidays:


        NEW YEAR'S DAY          January 1
        MLK DAY                 (When Observed)
        GOOD FRIDAY             Friday before Easter
        MEMORIAL DAY            Last Monday in May
        INDEPENDENCE DAY        July 4
        LABOR DAY               First Monday in September
        THANKSGIVING            4th Thursday in November
        DAY AFTER THANKSGIVING  Friday after Thanksgiving
        CHRISTMAS EVE           December 24
        CHRISTMAS DAY           December 25



16.2 If a holiday should fall on a Saturday, Friday will be considered as the holiday. If a holiday should fall on a Sunday, Monday will be considered as the holiday.

16.3 As provided above in Article X, Paragraph 10.4, an employee who works on a recognized holiday shall receive one day's pay at this regular straight-time rate plus time-and-one-half for the number of hours worked on the holiday. The holiday runs from midnight to midnight. No employee will receive more than one day's holiday for each holiday worked. Employees assigned to work on a holiday will be required to work holidays at the rate provided above. Each supervisor shall notify employees required to work on holidays no later than 12 hours preceding the start of the first holiday shift. An employee shall not be entitled to holiday pay unless he works at least six (6) hours on the day before the holiday and at least six (6) hours on the day following the holiday; provided, however, that the foregoing shall not apply if the employee's absence(s) on the day preceding and/or following the holiday is applicable as one of the fifteen (15) exceptions to the absence occurrences listed in Article XII and the employee has worked at least one complete shift in the two week period preceding the holiday.

                            ARTICLE XVII - NOTICES

Bowen will provide space upon which the Union may post official notices concerning meetings on mutually agreed bulletin boards. In addition, Bowen will provide limited enclosed bulletin boards upon which the Union may post official notices concerning meetings. Any other notices or matters to be posted thereon by the Union must first be submitted to and approved by Bowen.

                     ARTICLE XVIII - UNION REPRESENTATION

18.1 Representatives designated by the Union may interview employees or stewards at the shop in legitimate Union business after having obtained permission of the management. Said representatives shall have such interviews at times that shall not interfere with the operations of the plant or the work being performed by the employees and shall comply with all of Bowen's rules and policies relating to visitors.

18.2 The parties agree to participate in a Labor Management Committee comprised of bargaining unit employees designated by Teamsters Local 968 and non-bargaining unit employees designated by the Bowen Tools Director of Human Resources. The committee shall be composed of an equal number of representatives from Management and the Union, not to exceed four representatives each. Each party shall designate one of its members as co-chair of the committee. The co-chairs shall alternate in running the meeting or they may agree among themselves on a system to conduct the meetings.

The committee shall meet at least once each ninety (90) days on the first Tuesday of the first month in each quarter. Each party shall identify at least seven (7) days in advance, the subjects that they desire to discuss. Any approved issue brought before the committee may be answered during the meeting, or it may be answered by correspondence after the meeting. Any approved issue should be addressed. Once an issue is addressed, the other party may respond, giving additional information or comments. In each case the issue can be re-addressed or it may be declared "tabled," not to be discussed again. It is not the intent of the parties to have the committee operate as a grievance panel, but to discuss any business between Bowen and the union not set out in the Bowen Tools/Teamsters Local 968 Labor Agreement.

18.3 There shall be four (4) chief stewards representing the bargaining unit. Union stewards will be allowed time off with pay to a maximum of nine (9) hours per month per steward of fifty four (54) hours collectively to process grievances as prescribed in Article IV after obtaining permission from their supervisor. Management agrees that such permission shall not be unreasonably withheld; union representatives recognize and agree that work priorities supersede requests for representation in instances where no critical issue exists.

Stewards will also be allowed time off with pay to attend the regularly scheduled quarterly meetings set forth in Article 18.2, beginning at 2 p.m.

The resolution of problems prior to the grievance procedure as described in
Article 4.1 will not be charged in the accumulation of the fifty-four (54) hours provided a formal grievance is not filed.

18.4 During the life of this Agreement, in addition to the chief stewards, the Union may certify up to five (5) stewards in departments and work areas listed above. In the event of the expansion of the unit due to company growth, the union may certify one additional steward for each ten percentage of growth.

        (A.)    Stewards shall be limited to handling of grievances in their own work area at Step 1 and Step 2, as set forth herein above in
        Article IV, and at Steps 3 and 4 if they initiated the grievance.

        Any steward who is also the grievant will be represented by another steward or the chief steward if available.

        An employee may select the steward of his choice if the steward is available and no critical work situation exists.

        (B.)    Steward shall, upon approval of their respective supervisor or foreman be granted reasonable time off with pay for the purpose of handling grievances at Step 1 and Step 2 and such approval shall not be unreasonably withheld. Time spent by stewards handling grievances shall be accumulated toward the fifty-four (54) hour maximum allowed per month for union representation which will be paid by the Company.

18.5 The Union shall furnish Bowen a certified list of stewards and chief stewards, showing the shift and department or area each steward is appointed to serve, and shall certify in writing any changes therein promptly after changes occur. Bowen shall not be required to recognize any steward or chief steward who has not been so certified, but the Union may certify an alternate for each chief steward and steward who shall act only in the absence of such steward or chief steward.

18.6 Accredited representatives of the Union will have access to the plant during working hours by prior appointment and with permission of the Director of Human Resources or a designated representative. Such permission will not be unreasonably withheld.

18.7 Any employee who wishes to discuss a grievance with either a chief steward or steward as provided above in this Article must first obtain permission from his supervisor who will grant permission within two hours depending upon the availability of the person sought.

                    ARTICLE XIX -- DISCHARGE AND DISCIPLINE

19.1 No employee shall be discharged, demoted or otherwise disciplined without good and sufficient cause except during the probationary period as provided above in Article VI. Any employee who has been discharged shall, if he so requests, be granted an interview with his Union representative before he is required to leave the plant, provided there is a Union representative working on the premises.

19.2 In all cases of discharge, demotion or other discipline, the area steward and/or chief steward shall be notified of the action provided such steward or chief steward is working on the premises.

19.3 The company will advise any employee of his/her right to union representation prior to any discussion concerning performance ratings, disciplinary action and/or discharge.

19.4 Should there be any dispute between Bowen and the Union concerning the existence of good and sufficient cause for discharge, demotion or discipline, such dispute shall be adjusted in accordance with grievance and arbitration provisions in the Agreement starting with Step 3 within five (5) working days after such action. The only question which may be the subject of a grievance is whether or not the disciplined or discharged employee did or did not engage in the specific conduct which resulted in the disciplinary action or discharge.

Performance ratings which do not necessitate disciplinary suspension and/or discharge will not be subject to the grievance and/or arbitration procedure unless and/or until such negative rating escalates to suspension and/or discharge, and the only question which may be the subject of the grievance is whether or not the disciplined employee did or did not engage in the specific conduct which resulted in the disciplinary action.

It is also agreed where feasible, that each supervisor will make an effort to correct unsatisfactory performance prior to the issuance of a performance rating, and will not issue performance ratings in an arbitrary or capricious manner.


                           ARTICLE XX - SHIFT PREMIUM

A shift bonus of 6% shall be paid to all employees on the second shift and 12% to all employees on the third shift.


                        ARTICLE XXI - JURY WITNESS DUTY

Employees kept away from work because of mandatory jury service or subpoenaed as a witness in any court of record or reporting for mandatory jury service, shall be paid by the Company for the time lost up to a maximum of eight (8) hours per day, provided the employee has given three (3) working days advance notice or the amount of notice allowed the employee by summons if it is less than three (3) working days, and furnishes evidence of the number of days served. Pay for service when subpoenaed as a witness shall apply only when the employee is subpoenaed in a case in which he is not a party. The Company will request release from jury services only in the event of an emergency.

An employee reporting to work after being released from jury duty or witness service will be paid for all hours worked at his straight time pay in addition to the jury/witness pay provided above.

                          ARTICLE XXII - FUNERAL LEAVE

In the event of a death in the immediate family, an employee shall be entitled to time off to attend the funeral, not to exceed three (3) scheduled working days. He shall be paid for his regular scheduled hours of work at his regular wage rate.

Immediate family shall include the spouse, children, step-children, parents, brother, sister, grandparents, parents-in-law, step-parents of the employee.

In the event of a death of an employee's grandchild, current brother-in-law or current sister-in-law, an employee shall be entitled to time off to attend the funeral, not to exceed (3) scheduled working days, and he shall be paid his scheduled hours (not to exceed eight [8] hours) at his regular wage rate on the date of the funeral.

To receive pay and excused absence(s), the employee must furnish verification of funeral attended and relationship to the deceased.

              ARTICLE XXIII - JOB CLASSIFICATIONS AND RATES OF PAY

23.1 The rates of pay shown in Schedule "A" of this Agreement will become effective as shown in that schedule.

The rates of pay shown in Schedule "B" of this Agreement will become effective as shown in that schedule.

The rates of pay shown in Schedule "C" of this Agreement will become effective as shown in that schedule.

23.2 Present job classifications shall remain unchanged except by mutual consent during the life of this Agreement.

        (A.)    Bids for replacements for employees leaving through normal attrition will be for the same classification as that of the employee who is leaving.

        (B.)    Classification vacancies created by the addition of production capacity and classifications of additional cells will be established through negotiation with a committee of the union's chief stewards and management. Said agreement will be signed by the local representative of the Teamsters' union.

23.3 Employees covered by this Agreement whose attendance is +2 or better, and who do not have more than 480 hours lost time due to FMLA or 280 hours lost time for non FMLA absence will be reviewed annually on their anniversary date of employment and will receive $.25 per hour increase in pay until they reach the top of their classifications. Bargaining unit employees are eligible for merit increases in pay, but merit increases will be granted solely at the discretion of the management and will not be subject to grievance and/or to arbitration.

23.4 One employee may be assigned to two machines in the same classification if sufficient work loads on those two machines do not warrant two employees, or to two machines simultaneously as historically performed in the past.

23.5 Employees receiving a job bid shall be placed at the minimum rate of the classification to which they bid or at their rate of pay, whichever is greater, unless otherwise specified in this Agreement in Article 6.4(a)10.

23.6 Bowen will review promotions and merit increases with appropriate union representatives at least every six (6) months and will consider complaints raised on behalf of employees who feel aggrieved as a result of supervisory action under this Article, but promotions and merit increases outlined above will not be subject to grievance and/or to arbitration.

                    ARTICLE XXIV ALTERATION OF AGREEMENT

24.1 No agreement alteration, understanding variation, waiver or modification of any of the terms, conditions, or covenants contained herein shall be made by any employee or group of employees with Bowen and in no case shall it be binding upon the parties hereto unless such agreement is made and executed in writing between the parties hereto and same has been ratified by the Union.

24.2 The waiver of any breach of condition of this Agreement by either party shall not constitute a precedent in the future enforcement of all terms and conditions herein.

                          ARTICLE XXV - SAVING CLAUSE

In the event that any federal or state legislation, governmental regulations or court decisions cause invalidation of any Article or Paragraph of this Agreement, all other Articles and Paragraphs not so invalidated shall remain in full force and effect.

                            ARTICLE XXVI - CAPTIONS

The headings and captions of this Agreement are for convenience and reference only and shall in no way modify or restrict any of the terms hereof.

                    ARTICLE XXVII - MAINTENANCE OF BENEFITS

27.1 The company will continue to make available to bargaining unit employees the "Employee Computer Purchase Plan" throughout the life of this Agreement. Denials and restrictions governing the Plan by Bowen will not be subjected to grievance and/or arbitration,

27.2 With the effective date of this Agreement, the company will make available its "Education Assistance Plan" to bargaining unit employees. Restrictions and limitations governing the Plan will not be subject to grievance and/or arbitration.

27.3 Bowen will continue to contribute 1/2 of the first six percent of an employee's savings in the "Bowen Tools Savings Plan."

In addition and in replacement of the former "Bowen Tools Defined
Benefit Plan," (Pension Plan), with the effective date of the current Agreement, the company will make mandatory contributions to a Defined Contribution Plan (401-k) based on an employee's service with the company, as shown below:

        For those employees with more than one year but less than ten years' service, the company will contribute 2% of compensation to the employee's account.

        For those employees with ten through nineteen years' service, the company will contribute 4-1/2% of compensation to the employee's account.

        For those employees with twenty years' service and more, the company will contribute 6% of compensation to the employee's account.

        Employees with a minimum of one year of service on July 8, 1997, will be fully vested in the Plan as of that date. Employees hired after July 8, 1997, will participate after one year, and will be fully vested after three (3) years' service.

27.4 Effective January 1998, the company agrees to make available a network of health and dental maintenance organization services which provide similar, if not greater, benefits as those now offered employees.

The company agrees to make available a network of point of service/preferred provider organization services for employees who prefer this option.

Selection of the coverage option will be decided by the employee during any eligible enrollment period. Prior to January 1998, group meetings will be held with employees to explain the healthcare options available and to answer questions regarding participation options.

An employee's contribution for the coverage will be based on the coverage option selected, but will not exceed $45 per month for a single employee or $125 per month for an employee with dependent coverage.

Contributions for short term disability coverage will not exceed the current contribution of $7.15 per month.

Contributions for long term disability coverage will not exceed the current contribution of $.38 per $100.00 monthly income.

The premium for life insurance for an insured employee valued at one times annual earnings will be borne by the company.

Retirees will no longer be considered "active employees" under the plan.

28.4 The company will continue to make available a Flexible Benefit Plan which allows an employee to pay insurance premiums pre-tax. Pre-tax spending accounts will also be available for unreimbursed medical expense(s) and dependent care expense(s). Medical expense and dependent care expense accounts are subject to the maximums established in the Plan by the IRS and Bowen. Restrictions and limitations governing the Flexible Benefit Plan will not be subject to grievance and/or arbitration.


                        ARTICLE XXVIII - DUES COLLECTION


28.1 Bowen agrees to check off uniform Union dues the first pay period of each month and remit the same directly to Union provided the Union shall furnish Bowen an individually signed authorization from each employee upon whose behalf said deduction is made; provided, however, the said individual authorization shall be on the form set out below, provided further, however, the said individual authorization shall be irrevocable and shall not exceed the duration of this Agreement.

28.2 It is agreed that the form of authorization to be used for dues collection shall be as follows:

Checkoff Authorization and Assignment

I, the undersigned member, hereby authorize my employer to deduct from my wages each and every month an amount equal to the monthly dues, initiation fees and uniform assessments of Local Union 968, and direct such amounts so deducted to be turned over each month to the Secretary-Treasurer of such Local Union for and on my behalf.

This authorization is voluntary and is not conditioned on my present or future membership in the Union.

This authorization and assignment shall be irrevocable for the term of the applicable contract between the union and the employer or for one year, whichever is lesser, and shall automatically renew itself for successive yearly or applicable contract periods thereafter, whichever is lesser, unless I give written notice to the company and the union at least sixty (60) days, but not more than seventy-five (75) days before any periodic renewal date of this assignment of my desire to revoke same.

Signature
         ----------------------------------------------------------------------

Social Security Number                                          Date
                      -----------------------------------------     -----------

Address
       ------------------------------------------------------------------------

City                            State                      Zip Code
    ---------------------------      ---------------------         ------------

Employer
        -----------------------------------------------------------------------

28.3 In addition, the company agrees to deduct from the pay of employees a monthly deduction for D.R.I.V.E. provided the Union presents signed authorization for such deduction to the Employer. No deduction shall be made which is prohibited by applicable law.

28.4 If an employee is absent on account of sickness or leave of absence or for any other reason there are no earnings due him on the pay date when dues are deducted, the deduction will be made the next pay date when he has sufficient earnings due him.

28.5 When an employee does not have sufficient money due him after deductions have been made for social security, group insurance or other deductions required by law, dues will be deducted the next pay day.

28.6 The Union agrees to indemnify and hold Bowen harmless against all suits, claims or expenses by reason of the Company's reliance on the Union's dues deductions and/or D.R.I.V.E. deduction authorizations. All complaints of employees arising out of Union's dues, D.R.I.V.E. deduction, or fees deducted from their pay check shall be taken up with the Union, not with the Company.

                   ARTICLE XXIX - EFFECTIVE DATE AND DURATION

29.1 This Agreement shall be effective as of the 8th day of July, 1997, and shall continue in full force and effect until midnight of the 7th day of July, 2000. Thereafter this Agreement shall continue in full force and effect from year to year unless either party hereto shall notify the other in writing not less than sixty (60) days prior to the expiration of the term of the Agreement of an intention to modify or terminate this agreement. After receipt of said notice, negotiations shall commence not later than thirty (30) days before the expiration date of this Agreement or any renewal thereof.

29.2 The terms of this Agreement shall not be modified or changed in any way other than by mutual consent of both parties.

29.3 The parties hereto do mutually agree that they and each of them will respect and observe the conditions enumerated herein during the life of this contract and the Union further agrees that is will require strict observance of all conditions herein enumerated from its membership. Bowen agrees that it will require strict observance of the conditions herein enumerated from all management personnel.





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